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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2004 (March 22 2004)

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018
(Address of principal executive offices)		(Zip Code)

(303) 373-2000
Registrant's telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

ITEM 12. Results of Operations and Financial Condition

        The Company announced its year-end operating results for the period ended January 31, 2004. The press release announcing the results is attached hereto as Exhibit 99.1.

Signatures

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation
By:	/s/ RICHARD H. WILEY
Name:	Richard H. Wiley
Title:	Chief Financial Officer, Treasurer and Secretary

Date: March 22, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Samsonite Corporation on March 22, 2004 reporting the year-end operating results.

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  ITEM 12. Results of Operations and Financial Condition
Signatures
INDEX TO EXHIBITS